UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2015

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212

56 Top Gallant Road

Stamford, CT 06902-7700

(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 9, 2015, the Compensation Committee of the Board of Directors of Gartner, Inc. (the “Company” or “Gartner”) approved the following compensatory arrangements for the Company’s principal executive officer (Eugene A. Hall); principal financial officer (Craig W. Safian); and named executive officers (as most recently set forth in the Company’s 2014 proxy statement dated April 15, 2014) who presently serve as executive officers of the Company (Lewis G. Schwartz - senior vice president, general counsel and corporate secretary and Per Anders Waern - senior vice president, consulting) (collectively, Messrs. Hall, Safian, Schwartz and Waern are referred to herein as the “Officers”) as follows:

2015 Executive Performance Bonus Plan.

The Compensation Committee approved and made Gartner’s 2015 Executive Performance Bonus Plan award and established 2015 target bonus amounts that may be earned by Messrs. Hall, Safian, Schwartz and Waern of $881,744; $304,225; $321,831; and $284,866, respectively. These target bonus amounts (100%) will be adjusted from 0% to 200% of target based upon achievement of the performance metrics set by the Compensation Committee relating to 2015 EBITDA (50%) and Contract Value (CV) measured at December 31, 2015 (50%), and certification of such achievement by the Compensation Committee in February 2016. The target amounts represent 100% of base salary for Mr. Hall and 65% of base salary for each of Messrs. Safian, Schwartz and Waern.

2015 Long - Term Incentive Award.

The Compensation Committee approved and made 2015 annual long-term incentive equity awards to the Officers under our stockholder-approved 2014 Long-Term Incentive Plan consisting of Stock Appreciation Rights (SARs) and Performance Stock Units (PSUs) as follows:

Name	Number of SARs	Target Number of PSUs*
Eugene A. Hall	126,750	66,649
Craig Safian	20,570	10,816
Lewis G. Schwartz	18,855	9,915
Per Anders Waern	18,855	9,915

*    Adjusted as described in the narrative below

Stock Appreciation Rights. The Stock Appreciation Rights Agreements provide for the grant of a number of stock appreciation rights that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. Assuming continued service through each vesting date, the SARs vest in four equal annual installments commencing February 9, 2016 and expire 7 years from grant. Upon exercise of the SARs, the Officer must pay a purchase price per share equal to the value of Gartner’s common stock on the date of grant ($77.92), or the Officer may settle the SARs by allowing the Company to withhold a sufficient number of shares that is equal in value to the aggregate exercise price. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding.

Performance Units. The Performance Stock Unit Agreements provide for the grant of a target number of PSUs that will be paid in shares of Gartner common stock once the applicable vesting criteria have been met. The actual number of PSUs granted depends upon achievement of a performance metric set by the Compensation Committee relating to Gartner’s CV measured at December 31, 2015. The target number of

PSUs will be adjusted from 0% and 200% of target based upon achievement of the performance metric, and certification of such achievement by the Compensation Committee in February 2016. Assuming continued service through each vesting date, the PSUs, as adjusted, will vest in four equal annual installments commencing February 9, 2016. The Company will withhold a portion of the shares subject to the grant to cover applicable tax withholding.

Stockholder Rights. SAR and PSU recipients do not have stockholder rights, including voting rights and the right to receive dividends and distributions, until after actual shares of Gartner common stock are released upon exercise or vesting.

The Forms of 2015 Stock Appreciation Right Agreement and 2015 Performance Stock Unit Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

EXHIBIT NO.	DESCRIPTION
10.1	Form of 2015 Stock Appreciation Right Agreement
10.2	Form of 2015 Performance Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: February 10, 2015	By:	/s/ Craig W. Safian
Craig W. Safian
Senior Vice President,
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Form of 2015 Stock Appreciation Right Agreement
10.2	Form of 2015 Performance Stock Unit Agreement